EXHIBIT 99.1

LITHIA MOTORS ANNOUNCES ACQUISITION OF TOYOTA STORE

MEDFORD, OREGON, August 9, 2010 – Lithia Motors, Inc. (NYSE: LAD) announced that today it acquired Prestige Toyota in Billings, Montana. The store adds $33 million in estimated annual revenues.

Sid DeBoer, Chairman and CEO, commented, “Prestige Toyota will be complementary to our existing presence in Billings, while helping to diversify our brand mix. We are excited to add this strong team of people to our Lithia family. It allows us to connect with more customers in a regional hub and expand our footprint in Montana.”

Customers can continue to purchase new Toyotas and used vehicles or have service work performed at 1532 Grand Avenue in Billings, Montana.

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 85 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com
www.lithiacares.com
www.lithiajobs.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Life on Facebook
http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube
http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter
http://twitter.com/LithiaLife

Source: Lithia Motors, Inc.